UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

CEVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49842	77-0556376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 408/514-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 1, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of CEVA, Inc. (the “Company”) approved a 2009 Executive Bonus Plan (the “Plan”), effective as of January 1, 2009, applicable for Gideon Wertheizer, the Company’s Chief Executive Officer, and Yaniv Arieli, the Company’s Chief Financial Officer.

The following is a description of the Plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information. In accordance with the Plan, twenty-five percent of the cash bonus payable to each of Messrs. Wertheizer and Arieli will be determined based upon the Company’s achievement of financial performance, consisting of annual revenue and operating income targets based on the Company’s 2009 annual budget previously approved by the Company’s Board of Directors; provided, however, the Committee, with approval from the Company’s Board of Directors, has the discretion to (i) award all or a portion of such twenty-five percent of the cash bonus whether or not the financial performance is achieved, (ii) not award such twenty-five percent of the cash bonus or only a portion thereof notwithstanding the achievement of the financial performance or (iii) otherwise make adjustments to the metrics for awarding such twenty-five percent of the cash bonus, in each case if circumstances not in the ordinary course of business and unforeseen at the time of the establishment of the Plan occur during 2009 and the Committee, with approval from the Company’s Board of Directors, determines such circumstances are appropriate for the Committee to adjust the payment of such twenty-five percent of the cash bonus under the Plan. The components for determining whether or not the financial performance is achieved under the Plan remain the same as the 2008 Executive Bonus Plan. The other seventy-five percent of the cash bonus payable under the Plan will be determined based upon individual performance. The individual performance factors will be determined by the Committee, in its sole discretion, taking into account such tangible and intangible individual performance factors as it considers appropriate, including the executive officer’s relative contribution to the Company’s performance during fiscal 2009. The Committee’s determination as to whether individual performance goals have been met may be subjective in nature. The bonus payable to each of Messrs. Wertheizer and Arieli is capped at fifty percent of his base salary for 2009. The base salaries for Messrs. Wertheizer and Arieli remain unchanged from 2008. Payment of bonuses (if any) will be made in 2010. Bonuses will be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: June 3, 2009

By: /s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

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